FOR IMMEDIATE RELEASE                                            Media Contacts:
                                                                   Myra Moreland
                                                                    734 207-6762



Metaldyne Announces Completion of Independent Accounting Investigation


     Plymouth, Michigan (September 23, 2004) -- Metaldyne Corporation (the "Company") today disclosed that the previously announced independent investigation into certain accounting matters has been completed and that it will be making certain adjustments to previously reported financial results as a result of its review of information obtained through the investigation. The Company has also separately announced today certain preliminary financial information concerning the previously unreported fourth quarter of 2003 and the first two quarters of 2004. In summary, the Company presently estimates that there will be adjustments to previously reported results for 2001, 2002 and the first nine months of 2003 in the following estimated amounts: for 2001, the Company's reported loss before income taxes was overstated and operating profit was understated by approximately $1 million in each case; for 2002, the Company's reported loss before income taxes was understated and operating profit was overstated by approximately $5 million in each case; and, for the first nine months of 2003, the Company's reported loss before income taxes was understated by approximately $3 million and operating profit was overstated by less than $1 million. The restatement will also affect periods prior to 2001. In addition, there is expected to be an adjustment to increase goodwill by approximately $18 million as of the November 2000 acquisition date of the Company. Review of all restatement adjustments is ongoing.

     The restatement arose primarily out of information obtained through the investigation conducted by an independent director of the Company, Marshall Cohen, with the assistance of an independent counsel, Sidley Austin Brown & Wood LLP, and the forensic accounting group of Deloitte & Touche LLP. The investigation was initiated as a result of certain allegations made by an employee of the Company and information obtained by the Company's internal audit staff. As discussed below, the Company has implemented, or adopted plans to implement, a number of measures intended to address matters of concern that have been identified through the investigation and is continuing to consider further measures.

     In 2003, a new plant controller at the Sintered division's St. Mary's, Pennsylvania facility encountered difficulties in understanding certain accounting practices and documentation. In December 2003, he notified the Company's independent auditors, KPMG LLP, that, among other things, he was unable to reconcile certain of the plant's general ledger accounts and to find appropriate documentation for certain entries and indicated that he had concerns regarding the division controller. The Company's Chief Financial Officer initiated an immediate review by the Company's internal audit department of accounting procedures and financial accounting at the domestic plants within the Sintered division. Shortly thereafter, the Company and its Board of Directors authorized the independent investigation into certain accounting practices at the Sintered division from 2001 through 2003.

     During the initial stages of the investigation, the Company was made aware of errors with respect to the recording of certain entries which it attempted to analyze. While the

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Company was performing these analyses, in February 2004, the Sintered division controller made the following allegations concerning actions in which he admittedly participated. He alleged that, following the acquisition of the Company in November 2000, income at the Sintered division from 2000 through 2003 was deliberately understated by up to approximately $10 million in the aggregate. He alleged that these understatements were part of an effort to disguise previous overstatements of income by approximately $20 million in aggregate at the Sintered division during the period from 1996 through 1999, which was prior to the acquisition. There were three primary allegations from the former Sintered divisional controller related to the period 1996 to 1999. During this time, he stated income was overstated by (1) overstating fixed assets, (2) understating liabilities (notably accounts payable), and (3) using a complex set of manual journal entries every month to "disguise" the effects of
(1) and (2). Following the acquisition in late 2000, he stated that income was understated through similar actions. The Company has concluded that the Sintered division controller's allegations concerning these actions were correct, although the amounts impacted by the actions vary from the allegations as reflected in the information released by the Company today. The Sintered division investigation revealed deficiencies, circumventions and breakdowns that occurred in controls and procedures at the Company. As a result of these and other investigated matters, to date, seven accounting or operations personnel are no longer employed by the Company.

     Based upon certain findings within the Sintered division, the investigation was expanded to encompass accounting practices in other areas of the Company concerning the use of reserves and accrual accounts and the recognition of tooling income for the period from 2001 through 2003. This investigation involved an extensive review by those conducting the investigation of journal entries of over a specified amount made over a three year period. As a result of the expanded investigation, the Company became aware of instances of inappropriate accounting relating to reserves and accruals, which had the effect of "smoothing" earnings for certain periods. Specifically, the Company has concluded from the investigative findings that certain plant controllers had inappropriately maintained reserves to cover unanticipated expenses, increased or decreased reserves based upon performance, and/or recorded accruals or reserves different from estimated or analyzed amounts. The Company has also identified from the investigative findings a few instances of incorrect timing in the recognition of tooling income. The investigation categorized journal entries from the relevant periods for analysis by the Company and review by the Company with its current and former independent auditors. The Company analyzed those categories of entries which the investigation determined to be either potentially inaccurate (i.e., warranting further review) or unknown (i.e., insufficient documentation for third party evaluation). Based upon the Company's initial review of these categories of entries, the Company believes that the net impact on pretax earnings of the entries determined to be inappropriate and the tooling income issue discussed above was less than $1 million in each of the years of 2001, 2002 or 2003 and no quarter was affected by more than that amount. Review of the journal entries by the Company with its current and former independent auditors is ongoing and, consequently, there is the possibility of restatement adjustments in amounts in excess of the impact described above.

     Through the work of the investigation, a number of concerns with financial controls and procedures have been identified. Control concerns specifically identified by those conducting the investigation include, but are not limited to, instances of disregard for, or lack of understanding of, proper accrual accounting under GAAP, particularly in relation to reserve accounts; inconsistent policies and procedures concerning the recognition of tooling income; inadequate training of personnel within key accounting and operations functions; undue pressure

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on certain accounting personnel relative to operating results; issues in properly reviewing internal reporting packages and questionnaires; a failure to properly account for fixed assets; a lack of timely and adequate monitoring of intercompany balances, management review of general ledger, account reconciliation and manual journal entries; and insufficient information systems safeguards and security controls. The Company understands that its current independent auditors have identified certain concerns that give rise to material weaknesses and that its auditors will make business recommendations based upon these and other concerns. Material weaknesses, if unaddressed, could result in material errors in the Company's subsequent financial statements. The Company believes that certain of the issues highlighted by the investigation derive from the Company's history of acquisitions and the attendant employment of personnel from different predecessor companies who continued prior accounting practices. In some instances, the Company believes control issues have been exacerbated by the predecessor companies' previously highly decentralized structure which current management has been addressing over time since the acquisition.

     The Company believes these issues to be serious and has devoted substantial resources to the improvement and review of its control processes and procedures and such review is ongoing. Those conducting the investigation have made observations concerning corrective actions based on the matters that have come to their attention, which the Company has reviewed. The Company has taken actions or considered actions to address concerns and issues referred to above, and intends to continue taking actions as necessary to further address such concerns and issues, by (1) making personnel and organizational changes; (2) improving communications and internal reporting; (3) simplifying and making consistent various accounting policies and procedures and enhancing related documentation; (4) significantly expanding its training programs for both accounting and non-accounting employees related to accounting matters; (5) increasing management's focus on internal controls and improving the extent and timing of management oversight in a number of areas; and (6) implementing processes and procedures to reduce manual interventions and adjustments and more appropriately limit access to certain files and systems. The Company's Audit Committee and its Board of Directors have reviewed the actions undertaken to date in response to the findings arising from the accounting investigation and authorized other actions to improve control processes and procedures. The Company will continue to evaluate the effectiveness of its controls and procedures on an ongoing basis, including consideration of internal control weaknesses and business recommendations identified by its auditors and suggestions made by those that conducted the investigation, and, consequently, intends to implement further actions in its continuing efforts to strengthen the control process. In addition, the Company continues to implement previously identified desirable improvements in its internal controls in preparation for compliance with Section 404 of the Sarbanes-Oxley Act.

     The Company is in the process of preparing the restatement and expects to make appropriate filings with the Securities Exchange Commission of its restated results and previously unfiled Securities Exchange Act reports as soon as practicable. The information being released by the Company today is subject to its continuing review, as well as all necessary review by its auditors and others, and is subject to further change. In addition, prior to the announcement of the investigation, the Commission provided the Company with comments on its filings under the Securities Exchange Act of 1934 in the ordinary course and the Company expects to respond to the Staff concerning those comments prior to filing definitive Forms 10-K and 10-Q's for the relevant periods. It is possible that disclosure may change as a result of that review. In

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addition, the Company is seeking relief from certain disclosure requirements in the Form 10-K relating to pre-acquisition periods and the Company may be delayed in filing definitive documents pending receipt of that relief or if such relief is not obtained. As separately announced, the Company has undertaken to seek extensions of waivers from its senior credit facility lenders, receivables finance providers and certain lessors relating to its delay in financial reporting.

About Metaldyne

     Metaldyne is a leading global designer and supplier of metal-based components, assemblies and modules for the automotive industry. Through its Chassis, Driveline and Engine groups, the Company supplies a wide range of products for powertrain and chassis applications for engines, transmission/transfer cases, wheel-ends and suspension systems, axles and driveline systems. Metaldyne is also a globally recognized leader in noise and vibration control products.

Forward-Looking Statements

     This press release contains "forward-looking" statements, as that term is defined by the federal securities laws, about the Company's financial condition, results of operations and business. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate", "should" and similar words used in this press release. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. The Company cautions readers not to place undue reliance on the statements, which speak only as of the date of this press release. The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.

     Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this press release include general economic conditions and cyclicality in the markets in which we operate and industry-based factors such as: declines in North American automobile and light truck builds; dependence on significant automotive customers; reductions in outsourcing by the Company's automotive customers; increases in the Company's raw material and energy costs; continued availability of arrangements for the Company's liquidity; dependence on third-party suppliers and manufacturers; dependence on key personnel and relationships; product liability; environmental matters; labor costs and strikes at the Company's major direct and indirect customers and at the Company's facilities; the level of competition in the automotive supply industry and pricing pressures from the Company's customers; risks associated with the Company's acquisition strategy and the Company's ability to successfully integrate acquisitions, including successfully taking actions we have identified as providing cost-saving opportunities; technological developments that could competitively disadvantage us; and risks associated with conducting a growing portion of the Company's business in foreign countries. In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this press release such as substantial leverage, substantial capital requirements, limitations imposed by the Company's debt instruments and the Company's ability to identify attractive and other strategic acquisition opportunities. There are further risks and uncertainties attendant to the Company's ability to timely address the Company's financial and account-

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ing controls and issues to sufficiently mitigate the risk of material errors in the Company's financial reporting and we cannot be certain that the Company will not suffer material adverse consequences from the completed investigation and the attendant restatement of previously reported financial results and any further review by the Securities and Exchange Commission of such matters and the Company's past and future public filings.


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